Exhibit 3.1
AMENDMENT
TO THE
AMENDED AND RESTATED BYLAWS
OF
GRUBB & ELLIS COMPANY
     This amendment (the “Amendment”) to the Bylaws of Grubb & Ellis Company (the “Corporation”), as amended and restated effective May 31, 2000, as further amended on December 7, 2007, January 25, 2008 and October 26, 2008 (the “Bylaws”), is made and shall be effective as of the 5th day of February, 2009.
     The Bylaws of the Corporation are hereby amended as follows:
     1. Section 2.02 is amended and restated in its entirety to read as follows:
“Section 2.02 Special Meetings. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Board, or by a majority of the members of the Board or by a committee of the Board which has been duly designated by the Board, whose powers and authority, as provided in a resolution of the Board or in the Bylaws of the Corporation, include the power to call such meetings, or by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class), but such special meetings may not be called by any other person or persons. In the event that a special meeting is called by the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, such stockholders calling the meeting shall provide written notice to the Secretary of the Corporation. Such notice shall provide the information required for the Corporation to comply with the requirements of Section 2.04.”
2. Section 2.09 is amended and restated in its entirety to read as follows:
“Section 2.09 Organization. At every meeting of the stockholders the Chairman of the Board or a director or executive officer designated by the Chairman of the Board, or in the absence of the Chairman of the Board or his designee, the Chief Executive Officer, or in his absence, the President, or in his absence the Vice President designated by the Chairman of the Board or in the absence of such designation a chairman (who shall be one of the Vice Presidents, if any is present) chosen by a majority in interest of the stockholders of the Corporation present in person or by proxy and entitled to vote, shall act as Chairman. The Secretary of the Corporation, or his designee, shall act as Secretary of all meetings of the stockholders. In the absence at any such meeting of the Secretary or Assistant Secretary, the Chairman may appoint another person to act as Secretary of the meeting.”
3. Section 2.10 shall be added as follows:
“Section 2.10. Notice of Stockholder Business and Nominations.
(A) Annual Meetings of Stockholders. (1) Nominations of persons for election to the Board and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (b) by or at the direction of the Board or any committee thereof or (c) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10.
     (2) For any nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 2.10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the Board) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting (provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation). In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (a) as to each person whom the stockholder proposes to nominate for election as a director (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, and (ii) such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the nomination or proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the Corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, (v) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (vi) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (b) otherwise to solicit proxies from stockholders in support of such proposal or nomination, and (vii) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder. The foregoing notice requirements of this Section 2.10 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.

     (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.10 to the contrary, in the event that the number of directors to be elected to the Board is increased effective at the annual meeting and there is no public announcement by the Corporation naming the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 2.10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (1) by or at the direction of the Board or any committee thereof (or stockholders pursuant to Section 2.02 hereof) or (2) provided that the Board (or stockholders pursuant to Section 2.02 hereof) has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 2.10. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by paragraph (A)(2) of this Section 2.10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.
(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty (a) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(vi) of this Section 2.10) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 2.10, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
     (2) For purposes of this Section 2.10, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
     (3) Notwithstanding the foregoing provisions of this Section 2.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10; provided however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10 (including paragraphs A(1)(c) and B hereof), and compliance with paragraphs A(1)(c) and B of this Section 2.10 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of A(2), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.10 shall be deemed to affect any rights (a)

of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.”
4. Section 3.03 is amended and restated in its entirety to read as follows:
“Section 3.03 Director Nominations. Nominations for the election to the Board shall be made pursuant to Section 2.10 of these Bylaws.”
5. Section 4.01 is amended and restated in its entirety to read as follows:
“Section 4.01 Number. The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, including a Chief Financial Officer, a Secretary, a Controller and a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 4.02 of this Article IV. The Board may also appoint a Chairman of the Board or a Vice Chairman of the Board.”
6. Section 4.06 is amended and restated in its entirety to read as follows:
“Section 4.06 Resignations. Any officer may resign at any time by giving written notice to the Board or to the Chairman of the Board, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.”
7. Section 4.08 is amended and restated in its entirety to read as follows:
“Section 4.08 Chairman of the Board. Subject to Section 2.09 hereof, the Chairman of the Board, Vice Chairman of the Board or, if none are appointed, the Chief Executive Officer, or if not appointed, the President, shall preside at all meetings of the stockholders and of the Board. The Chairman of the Board, if a person other than the Chief Executive Officer or the President, shall have such additional duties and responsibilities and membership on such Committees of the Board as may be prescribed by the Board or these Bylaws.”
8. Section 4.09 is amended and restated in its entirety to read as follows:
“Section 4.09 Chief Executive Officer. The Board may designate the Chairman of the Board or the President as the Chief Executive Officer. The Board may also designate any other individual as the Chief Executive Officer. Subject to the control of the Board, the Chief Executive Officer shall have general supervision, direction and control of the business and officers of the Corporation and shall have such other powers and duties as may be prescribed by the Board or these Bylaws.”

9. Section 8.04 is amended and restated in its entirety to read as follows:
“Section 8.04 Inspection of Books. All books and records of the Corporation shall be open to inspection to the extent expressly provided by law and not otherwise. Any permissible inspection shall be arranged as far in advance as possible with the Chief Executive Officer or the President of the Corporation, or such other person as the President may designate from time to time. Such inspection shall not interrupt or interfere with the business and employees of the Corporation. Information obtained by such inspection shall be used only as permitted under law and pursuant to any undertakings or agreements entered into by such person conducting such inspection.”
10. Except as aforesaid, the Bylaws shall remain unchanged and be in full force and effect.

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